UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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Payment Data Systems, Inc.

(Name of Registrant As Specified In Its Charter)

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Payment Data Systems, Inc.

12500 San Pedro, Suite 120

San Antonio, Texas 78216

INFORMATION STATEMENT

GENERAL

This Information Statement is being furnished to our stockholders to inform you of the adoption of a resolution by written consent by the holders of a majority of the outstanding shares of our common stock, par value $0.001. The resolution adopted by such holders of a majority of the outstanding common stock gives us the authority to amend our Amended and Restated Articles of Incorporation to remove language that allows a record holder or holders of at least ten percent of all shares entitled to vote at the meeting to call a special meeting of the stockholders.  When that language is removed from our Amended and Restated Articles of Incorporation, Nevada state law will only permit shareholders to take action with regard to our Company when those stockholders represent over 50% of the ownership of our stock.

This Information Statement was mailed on or about April 25, 2007 to our stockholders of record at the close of business on March 16, 2007 (the "Record Date"). This Information Statement is being sent to you for information purposes only. No action is requested on your part.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

VOTING INFORMATION

As of the Record Date of March 16, 2007, we had authorized 200,000,000 shares of common stock, of which 69,547,882 shares were issued and outstanding. Each share of common stock has one vote.

A majority of votes representing 51.1% of votes cast by holders of our common stock has executed a written consent in favor of the action described above. This consent satisfies the stockholder approval requirement for the proposed action. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposal will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to stockholders. We anticipate that the action contemplated herein will be affected on or about the close of business on May 15, 2007.

Holders of our common stock have no dissenter's rights with respect to the action contemplated herein.

IMPLEMENTATION OF THE PROPOSAL

Our Board of Directors has adopted a resolution authorizing us to amend our Amended and Restated Articles of Incorporation to delete the provision allowing a record holder or holders of at least ten percent of all shares entitled to vote at the meeting to call a special meeting of the stockholders.  As a result, Nevada State law will establish the minimum required percentage of shares entitled to call a special meeting of the stockholders.

REASONS FOR THE PROPOSAL

We believe this Amendment to our Articles of Incorporation will better protect our shareholders from holding unnecessary Stockholder Meetings at Company expense. Currently, a stockholder or stockholders representing 10% of our common stock can call a Special Meeting of Stockholders. However, in most cases, 50% of the vote is necessary to pass proposals that are appropriate for stockholders as established by Nevada State law. This amendment to our Articles of Incorporation will prevent stockholders from calling a Special Meeting of Stockholders without the sufficient vote necessary to pass any measures. We believe such a Meeting would require significant contributions of time that our management could be spending on developing our Company and would also require Company expense to notify stockholders and hold the

Meeting. While we believe it is appropriate to listen to our stockholders, we also believe that a Special Meeting that is called but does not have sufficient votes to pass any measures is not a productive use of our resources.

Additionally, we believe by removing this provision from our Articles of Incorporation, we will have corporate governance similar to other companies incorporated in Nevada that follow Nevada state law. We believe that following state law will also provide more certainty for stockholders. Removing the provision that allows stockholders representing 10% of our common stock to call a Special Meeting of Stockholders will diminish the rights of our stockholders. However, we believe, as a practical matter, since stockholders representing less than 50% of the vote cannot approve any proposals, the ultimate effect on stockholders is minimal. Accordingly, we believe it is appropriate to remove the right for stockholders with 10% of our common stock to call a Special Meeting of Stockholders. By removing such provision, stockholders representing 50% of the vote will still be able to approve certain measures allowed to be voted on by stockholders as set out by Nevada law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, to our knowledge, certain information concerning the beneficial ownership of our common stock as of March 16, 2007 by each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, each current director and executive officer and all of our directors and current executive officers as a group:

NAME AND TITLE OF BENEFICIAL OWNER	TOTAL	PERCENTAGE

Louis Hoch (a) 12500 San Pedro, Ste 120, San Antonio, TX 78216	12,248,407	17.2%

Robert Evans (b) PO Box 56, Williamsville, IL 62693	10,500,000	15.0%

Michael Long (c) 12500 San Pedro, Ste 120, San Antonio, TX 78216	10,129,691	14.2%

Larry Morrison (d) 12500 San Pedro, Ste 120, San Antonio, TX 78216	1,487,490	2.1%

Peter Kirby (e) 12500 San Pedro, Ste 120, San Antonio, TX 78216	1,318,500	1.9%

All directors and current executive officers as a group (4 Persons)	25,184,088	35.4%

(a)

Mr. Hoch may acquire 1,776,147 shares of common stock within 60 days of March 16, 2007 through the exercise of options.

(b)

Mr. Evans may acquire 480,000 shares of common stock within 60 days of March 16, 2007 through the exercise of warrants.

(c)

Mr. Long may acquire 1,680,167 shares of common stock within 60 days of March 16, 2007 through the exercise of options.

(d)

Mr. Morrison may acquire 226,795 shares of common stock within 60 days of March 16, 2007 through the exercise of options.

(e)

Mr. Kirby may acquire 618,000 shares of common stock within 60 days of March 16, 2007 through the exercise of options.

The number of shares of common stock issued and outstanding on March 16, 2007 was 69,547,882 shares.

COSTS AND MAILING

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We have asked or will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

EXHIBIT A

ARTICLES OF AMENDMENT

TO THE

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

PAYMENT DATA SYSTEMS, INC.

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Payment Data Systems, Inc., a corporation organized and existing under Nevada State law (the “Corporation”), DOES HEREBY CERTIFY:

ONE: The following amendment of the Amended and Restated Articles of Incorporation was approved by the shareholders of the corporation on March 16, 2007 in the manner required by the Amended and Restated Articles of Incorporation:

RESOLVED, that Article Ten of the Amended and Restated Articles of Incorporation of Payment Data Systems, Inc. shall be replaced in its entirety by the following:

ARTICLE TEN.  [STOCKHOLDERS’ MEETINGS].  Meetings of stockholders shall be held at such place within or without the State of Nevada as may be provided by the By-laws of the corporation. Special meetings of the stockholders may be called by the President or any other executive officer of the corporation, the Board of Directors, or any member thereof, or by a record holder or holders in accordance with Nevada State law.  Any action otherwise required to be taken at a meeting of the stockholders, except election of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders having at least a majority of the voting power.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer this ___ day of _____ 2007.

Payment Data Systems, Inc.

By:

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Michael R. Long

Chief Executive Officer